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                           BRUNSWICK CORPORATION

                                    AND

                   CONTINENTAL ILLINOIS NATIONAL BANK AND
                          TRUST COMPANY OF CHICAGO.

                                    Trustee



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                                 Indenture

                         Dated as of March 15, 1987



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     No successor trustee shall accept appointment as provided in this Section
8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provision of Section 8.08 and eligible under the provisions of Section 8.09.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 8.11, the Company shall mail notice of the succession of such trustee hereunder to all holders of Securities of any series for which such successor trustee is acting as trustee as the names and addresses of such holders appear on the registry books. If the Company fails to mail such notice in the prescribed manner within 10 days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

     SECTION 8.12. Succession by Merger, etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificates of the Trustee shall have, provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or authenticate Securities of any series in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     SECTION 8.13. Limitations on Rights of Trustee as a Creditor. (a) Subject to the provisions of Section 8.13(b), if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company or of any other obligor on the Securities within four months prior to a default, as defined in Section 8.13(c), or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the holders of the Securities and the holders of other indenture securities [as defined in paragraph (2) of Section 8.13(c)]:

                       HARRIS TRUST AND SAVINGS BANK
                     HARRIS TRUST COMPANY OF CALIFORNIA
                      HARRIS TRUST COMPANY OF NEW YORK


     WHEREAS, Harris Trust and Savings Bank ("Harris Illinois"), Harris Trust Company of California ("Harris California"), and Harris Trust Company of New York ("Harris New York") (collectively, the "Harris Entities") have transferred substantially all of their corporate trust business to The Bank of New York ("BNY") as assignee of CTC Illinois Trust Company (the name which is expected to be changed to BNY Midwest Trust Company in the near future) ("CTC") pursuant to a Transfer and Assumption Agreement dated January 31, 2000 (the "Transfer Agreement") by and among CTC and The Bank of New York Company, Inc. ("Buyer Parent") and the Harris Entities and Harris Bankcorp, Inc.

     WHEREAS, in order to facilitate the transfer of the corporate trust business and to permit CTC, BNY and their affiliate, BNY Western Trust Company ("BNY Western") to act as agent of the Harris Entities pursuant to Section
4.11 of the Transfer Agreement, the Harris Entities have agreed to provide certain employees of CTC, BNY and BNY Western with the authority to sign documentation related to certain of the corporate trust business transferred under the Transfer Agreement.

     NOW, THEREFORE, Harris Illinois, Harris California and Harris New York, each hereby appoint each of the persons whose name, title and signature appears on Exhibit A attached hereto (each such person being referred to as an "Authorized Signer") as its lawful attorney-in-fact for the purpose of executing in the name of Harris Illinois, Harris California and Harris New York, as the case may be, all certificates, instruments, and other documents related to or necessary for the discharge of Harris Illinois', Harris California's, and Harris New York's, as the case may be, duties of trustee or agent by BNY, CTC or BNY Western under any indentures and other financing documents and all activities incident thereto related to any Restricted Trust or Agency agreement. Each Authorized Signer may act individually. Terms not defined herein shall have meanings assigned to them in the Transfer Agreement.

     The indemnification provisions set forth in Article 8 of the Transfer Agreement shall apply to the rights granted herein to BNY, as the Buyer, for purposes of Section 8.2(d) of the Transfer Agreement. In addition to the foregoing, for the purposes of the authorizations granted hereunder; (i) Buyer Parent agrees to indemnify and hold harmless the Harris Entities as if BNY Western and CTC each were a "Buyer" under Section 8.2(d) of the Transfer Agreement and (ii) BNY Western and CTC agree to severally, but not jointly, indemnify and hold harmless the Harris Entities as if BNY Western and CTC each were a "Buyer" under Section 8.2(d) of the Transfer Agreement.

     This Power of Attorney is coupled with an interest, is irrevocable, and shall remain in effect until May 8, 2002.

     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of May 25, 2000.

HARRIS TRUST AND SAVINGS BANK               HARRIS TRUST COMPANY OF NEW YORK

/s/ Kevin O'Healey                          /s/ Kevin O'Healey
-----------------------------------         ---------------------------------


HARRIS TRUST COMPANY OF CALIFORNIA

/s/ Kevin O'Healey
-----------------------------------


Agreed to and accepted as of May ___, 2000, with respect to the indemnification obligations set forth in the fourth paragraph hereof.


THE BANK OF NEW YORK COMPANY, INC.

/s/ Bruce Van Saun
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THE BANK OF NEW YORK

/s/ Karen B. Peetz
-----------------------------------


CTC ILLINOIS TRUST COMPANY

/s/ Brian Jirak
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BNY WESTERN TRUST COMPANY

/s/ M.K. Klugman
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



                 BANK OF NEW YORK/HARRIS BANK TRANSITIONAL


                             Signing Authority



New York Office


Officer                  Title                         Specimen Signature
-------                  -----                         ------------------

John Barbera             Vice President                /s/ John Barbera

Kelly A. Sheahan         Vice President                /s/ Kelly A. Sheahan

Mary Beth A. Lewicki     Vice President                /s/ Mary Beth A. Lewicki

Douglas MacInnes         Vice President                /s/ Douglas MacInnes

Hector S. Herrera        Vice President                /s/ Hector S. Herrera

Suzanne J. MacDonald     Vice President & Asst. Secy.  /s/ Suzanne J. MacDonald

                 BANK OF NEW YORK/HARRIS BANK TRANSITIONAL


                             Signing Authority



California Office


Officer                  Title                         Specimen Signature
-------                  -----                         ------------------

Rose C. Bystrom          Vice President                /s/ Rose C. Bystrom

Eladia Burgos            Vice President                /s/ Eladia Burgos

Milly P. Canessa         Assistant Treasurer           /s/ Milly P. Canessa

                 BANK OF NEW YORK/HARRIS BANK TRANSITIONAL


                             Signing Authority



Chicago Office


Officer                  Title                         Specimen Signature
-------                  -----                         ------------------


Officer                  Title                         Specimen Signature

Robert D. Foltz          Vice President                /s/ Robert D. Foltz

Judith L. Bartolini      Vice President                /s/ Judith L. Bartolini

Frank A. Pierson         Vice President                /s/ Frank A. Pierson

Marian E. Onisehak       Assistant Vice President      /s/ Marian E. Onisehak

Rory Nowskowski          Assistant Vice President      /s/ Rory Nowskowski

Megan Carmody            Assistant Vice President      /s/ Megan Carmody

Diane Moser              Assistant Vice President      /s/ Diane Moser

Daniel G. Donovan        Assistant Vice President      /s/ Daniel G. Donovan

Daryl L. Pamykela        Assistant Vice President      /s/ Daryl L. Pamykela

Carolyn C. Potter        Assistant Vice President      /s/ Carolyn C. Potter